Exhibit 6.1

CONSTRUCTION LOAN AGREEMENT

THIS CONSTRUCTION LOAN AGREEMENT (“Loan Agreement”), dated as of October _20_, 2025 is made by and between MCI INCOME FUND VII, LLC, a Delaware limited liability company, whose address is 2101 Cedar Springs Road, Suite 700, Dallas, TX 75201;, (“Lender”) and MEGATEL VENETIAN, LLC, a Texas limited liability company, whose address is 2101 Cedar Springs Road, Suite 700, Dallas, TX 75201; (“Borrower”) with respect to a loan in the principal sum of One Million Two Hundred Twenty Four Thousand and 00/100 ($1,224,000.00), such loan provided pursuant to a secured promissory note of even date herewith between the Lender and Borrower, and further pursuant to the terms of the Loan Policies and Procedures.

ARTICLE 1 – Definitions

For purposes of this Loan Agreement, the following terms shall have the respective meanings assigned to them.

1.1 Advance. The term “Advance” or “Advances” shall mean a disbursement or disbursements, respectively, by Lender of any of the proceeds of the Loan and/or the Borrower's Deposit.

1.2 Affidavit of Borrower. The term “Affidavit of Borrower” shall mean a sworn affidavit of Borrower (and/or such other parties as Lender may require, including the Contractor) to the effect that all statements, invoices, bills, and other expenses incident to the acquisition of the Property and the construction of the Improvements incurred to a specified date, whether or not specified in the Approved Budget, have been paid in full, except for (a) amounts retained pursuant to a Construction Contract, and (b) items to be paid from the proceeds of an Advance then being requested or in another manner satisfactory to Lender.

1.3 Advance Request. The term “Advance Request” shall mean a written application (substantially in the form of Exhibit G to the Loan Policies and Procedures) which Borrower will submit or will cause the Contractor to submit to Lender and, if so requested by Lender, an Affidavit of Borrower, accompanied by such schedules, affidavits, releases, waivers, statements, invoices, bills, and other documents as Lender may request.

1.4 Approved Budget. The term “Approved Budget” shall mean a budget or cost itemization submitted by Borrower and approved by Lender specifying the cost by item of (a) all labor, materials, and services necessary for the construction of the Improvements in accordance with the Plans, the Permanent Loan Commitment and all Governmental Requirements, and (b) all other expenses anticipated by Borrower incident to the Loan, the construction of the Improvements and the Property, including if applicable, the cost for the acquisition of the Property.

1.5 Architect. The term “Architect” shall mean the Architect, if any, hired by Borrower to perform services in relation to the development and/or construction of the Property.

1.6 Architectural Contract. The term “Architectural Contract” shall mean a written agreement between Borrower and Architect for architectural services pertaining to construction of the Improvements, if applicable.

1.7 Borrower. The term “Borrower” shall mean all parties named Borrower in the first paragraph of this Loan Agreement.

1.8 Borrower's Deposit. The term “Borrower's Deposit” shall mean such cash sums in addition to the Loan as Lender may deem necessary from time to time until the Loan is paid in full, for the payment of the costs of labor, materials, and services required for the construction of the Improvements, other costs and expenses specified in the Approved Budget, and other costs and expenses required to be paid in connection with the construction of Improvements in accordance with the Plans, any Governmental Requirements and the requirements of the Permanent Loan Commitment, if applicable.

1

1.9 Code. The term “Code” shall mean the Texas Business and Commerce Code.

1.10 Construction Contract. The term “Construction Contract” shall mean a construction contract executed by and between Borrower and the Contractor, for the construction of the Improvements.

1.11 Contractor. The term “Contractor” shall mean the Contractor hired by Borrower to develop the land and/or construct the Improvements thereon.

1.12 Debtor Relief Laws. The term “Debtor Relief Laws” shall mean any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

1.13 Deed of Trust. The term “Deed of Trust” shall mean the Deed of Trust, Security Agreement and Assignment of Rents or any other similar instrument or document securing the payment of the Note and the payment and performance of all obligations specified in the Deed of trust and this Loan Agreement.

1.14 Event of Default. The term “Event of Default” shall mean the occurrence of any one of the following:

(a) Any portion of any indebtedness evidenced, governed or secured by any of the Loan Documents, when the same shall become due and payable, shall fail to be paid and such non-payment is not cured with ninety (90) days;

(b) Any covenant or agreement in this Loan Agreement or any of the other Loan Documents shall fail to be discharged fully and timely or the occurrence of any default or event of default thereunder;

(c) Any representation, warranty, covenant or agreement contained in this Loan Agreement or any of the other Loan Documents, or other information, including without limitation, any Financial Statements or cost estimates, supplied to Lender, is now or hereafter false, misleading or erroneous in any material respect;

(d) Failure of the construction of the Improvements or any materials for which an Advance has been requested, to comply with the Plans, any Governmental Requirements or the requirements of the Permanent Loan Commitment;

(e) Failure of Borrower to satisfy any condition specified herein as precedent to the obligation of Lender to make an Advance after an Advance Request has been submitted by Borrower to Lender;

(f) Borrower or any person or entity obligated to pay any part of the indebtedness evidenced, governed or secured by any of the Loan Documents, including any Guarantor, shall (i) voluntarily be adjudicated a bankrupt or insolvent; (ii) seek, consent to or not contest the appointment of a receiver or trustee for itself or himself or for all or any part of its or his assets; (iii) file a petition seeking relief under any Debtor Relief Laws; (iv) make a general assignment for the benefit of its or his creditors; or (v) admit in writing its or his inability to pay its or his debts as they mature;

(g) When (i) a petition is filed against Borrower or any person or entity obligated to pay any part of the indebtedness evidenced, governed or secured by the Loan Documents, including Guarantor, seeking relief under any Debtor Relief Laws, and such petition is not withdrawn or discharged within ninety (90) days; or (ii) a court of competent jurisdiction enters an order, judgment or decree appointing a receiver or trustee for any part of Borrower's assets or any assets of any person or entity obligated to pay any part of the indebtedness evidenced, governed or secured by the Loan Documents, including Guarantor;

2

(h) Borrower or any person or entity obligated to pay any part of the indebtedness evidenced, governed or secured by the Loan Documents, including Guarantor, shall dissolve or liquidate, merge with or be consolidated into any other entity, or transfer any portion of or interest in the Property, or shall attempt to do any of the same, or if Borrower or any person obligated to pay any part of the indebtedness evidenced, governed or secured by the Loan Documents, including Guarantor, shall die or become mentally incompetent;

(i) Any portion of the Property is abandoned, substantially damaged, or threatened with substantial damage, so that in Lender's judgment it cannot promptly be restored with available funds to a profitable condition;

(j) The holder of any lien or security interest on the Property (notwithstanding that the creation of the same may constitute a separate default hereunder) institutes foreclosure or other proceedings for the enforcement of its remedies thereunder;

(k) A final judgment shall be entered against Borrower or any person or entity obligated to pay any part of the indebtedness evidenced, governed or secured by the Loan Documents, including Guarantor, and if, within ninety (90) days after any entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within ninety (90) days after the expiration of any such stay, such judgment shall not have been discharged;

(l) If Lender, in its sole judgment, determines that the ability of Borrower or any person or entity obligated to pay any part of the indebtedness evidenced, governed or secured by the Loan Documents, including Guarantor, to perform any covenant or agreement in this Loan Agreement or any of the other Loan Documents or pay any indebtedness evidenced, governed or secured by any of the Loan Documents, has deteriorated or been significantly impaired, or that the Property is insufficient as security for said indebtedness;

(m) Any condemnation proceeding is instituted or threatened which would, in Lender's sole judgment, materially impair the use or enjoyment of the Property for its intended purposes;

(n) Without the prior written consent of Lender, Borrower grants any easement or dedication, files any plat or restriction, or otherwise encumbers the Property, unless such action is expressly permitted by the Loan Documents or does not affect the Property;

(o) If Borrower is a corporation, partnership or entity other than an individual and, without the prior written consent of Lender, there is (i) a change in the legal or beneficial ownership of such corporation, partnership or entity; (ii) a conveyance or other transfer of any of the capital stock of such corporation, including the grant of a security interest therein; or (iii) a conveyance or other transfer of any interest in such partnership or entity, including the grant of a security interest therein;

(p) In the reasonable opinion of Lender, there exists any condition and/or circumstance which constitutes an uncorrected violation by Borrower of any Governmental Requirements pertaining to Hazardous Materials, or any condition which requires, or may require, a clean-up, removal, or other remedial action by Borrower under any Governmental Requirements pertaining to Hazardous Materials, and (i) such clean up, removal or other remedial action is not promptly initiated by Borrower within thirty (30) days from the date of written notice from Lender to Borrower and diligently pursued thereafter and (ii) within such thirty (30) day period, security for payment of all costs and expenses of such clean up, removal or other remedial action is not established, and thereafter maintained, by Borrower with Lender in an amount and in a form and content acceptable to Lender;

(q) Borrower or any person or entity obligated to pay any part of the indebtedness evidenced, governed or secured by the Loan Documents, including Guarantor, shall voluntarily become a party to any proceeding seeking to effect a suspension or having the effect of suspending any of the rights of Lender granted or referred to in this Loan Agreement or any of the other Loan Documents.

3

(r) Title to all or any part of the Property (other than obsolete or worn personal property replaced by adequate substitutes of equal or greater value than the replaced items when new) shall become vested in any party other than Borrower, whether by operation of law or otherwise unless and until Lender’s lien on the Property is released by Lender, in Lender’s sole and absolute discretion.

1.15 Financial Statements. The term “Financial Statements” shall mean such balance sheets, bank statements, tax returns, profit and loss statements and other financial statements, documents and information of Borrower and, if required, of Guarantor, as shall be required (in a form acceptable to Lender) by Lender from time to time, with all of the foregoing being certified as true and correct by the party submitting the foregoing if required by Lender.

1.16 Financing Statements. The term “Financing Statements” shall mean the Form UCC-l financing statements perfecting the security interests securing the Loan, if so filed with the appropriate offices for the perfection of a security interest in any of the Property.

1.17 Governmental Authority. The term “Governmental Authority” shall mean any and all governmental or quasi-governmental entities of any nature whatsoever, whether federal, state, county, district, city or otherwise, and whether now or hereafter in existence and whether foreseen or unforeseen, ordinary or extraordinary.

1.18 Governmental Requirements. The term “Governmental Requirements” shall mean all laws, ordinances, rules, and regulations of any Governmental Authority applicable to Borrower, Guarantor, or the Property.

1.19 Guarantor. The term “Guarantor” shall mean all Guarantors (whether one or more), if any, and, if more than one, each guarantor, individually, of the Loan.

1.20 Hazardous Materials. The term “Hazardous Materials” shall mean (a) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (b) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended from time to time, and regulations promulgated thereunder; (c) asbestos in any form; (d) urea formaldehyde foam insulation; (e) polychlorinated biphenyls; (f) crude oil and fractions, fuel oil, gasoline, other petroleum products or by-products; (g) any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous, controlled or toxic substances, pollutants or contaminants which may or could pose a hazard to the health or safety to the occupants of the Property, the Borrower or any future owners of the Property; (h) any substance the presence of which on the Property is prohibited by any Governmental Requirements; and (i) any other substance which by any Governmental Requirements requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment or disposal.

1.21 Hazardous Materials Contamination. The term “Hazardous Materials Contamination” shall mean the contamination (whether presently existing or hereafter occurring) of the Improvements, facilities, soil, groundwater, air or other elements on or of the Property by Hazardous Materials, or the contamination of the buildings, facilities, soil, groundwater, air or other elements on or off any other property as a result of Hazardous Materials at any time (whether before or after the date of this Loan Agreement) emanating from the Property.

1.22 Improvements. The term “Improvements” shall all improvements now or hereafter attached to or placed, erected, constructed or developed on the Property.

1.23 Inspecting Architects/Engineers/Representatives. The term “Inspecting Architects/ Engineers/ Representatives” shall mean such employees, representatives and agents of Lender or third parties, if any, who may, from time to time, conduct inspections of the Property or offer such other services related thereto on behalf of Lender and not on behalf or for the benefit of Borrower.

4

1.24 Insurance Policies. The term “Insurance Policies” shall mean:

(a) All-risk builder's risk insurance during the construction of the Improvements, in an amount equal to 100% of the replacement cost of the Improvements, providing all risk coverage on the Improvements and materials stored on the Property and elsewhere, and including the perils of collapse, damage resulting from error in design or faulty workmanship or materials, water damage and, if requested by Lender, flood, earthquake, business interruption and other risks;

(b) All-risk insurance after the completion of the construction of the Improvements, as determined by Lender, in the amount of at least 100% of the replacement cost of such Improvements or in such additional amounts as Lender may require, providing all-risk coverage on the Improvements, and, if requested by Lender, to include the perils of flood, earthquake, business interruption and other risks;

(c) Comprehensive General Liability Insurance for owners and contractors, including blanket contractual liability, products and completed operations, personal injury (including employees), independent contractors, explosion, collapse and underground hazards for not less than $l,000,000 arising out of any one occurrence or in any increased amount required by Lender;

(d) Comprehensive Automobile Liability Insurance for contractors for not less than $500,000 for bodily injury and $100,000 for property damage arising out of any one occurrence or in any increased amount required by Lender;

(e) Worker's Compensation Insurance for contractors for statutory limits; and

(f) Such other insurance as Lender may require.

Borrower will obtain or will cause the Contractor to obtain any or all of the Insurance Policies as required by Lender from time to time. All insurance Policies required by Lender shall be issued on forms and by companies satisfactory to Lender. Any or all of the Insurance Policies (or copies thereof) required by Lender shall be delivered to Lender by Borrower or the Contractor. Any or all of the Insurance Policies as required by Lender, shall name Lender as an additional insured (where possible) and shall have loss made payable to Lender as mortgagee together with the standard mortgage clause or such other form as Lender may approve. Comprehensive General Liability, Comprehensive Automobile Liability and Worker's Compensation coverages shall have a provision giving Lender fifteen (l5) days prior notice of cancellation or material change of the coverage.

1.25 Lender. The term “Lender” shall mean the Lender named in the first paragraph of this Loan Agreement.

1.26 Loan. The term “Loan” shall mean the construction loan by Lender to Borrower, in an amount up to the amount set forth in the first paragraph of this Loan Agreement, not to exceed, in the aggregate, the payment of the costs of labor, materials, and services supplied for the construction of the Improvements and all other expenses incident to the acquisition and the construction of the Property, all as specified in the Approved Budget.

1.27 Loan Documents. The term “Loan Documents” shall mean this Loan Agreement, the Deed of Trust, the Note, title and hazard insurance policies, and such other instruments evidencing, securing, or pertaining to the Loan as shall, from time to time, be executed and delivered by Borrower, Guarantor, or any other party to Lender pursuant to this Loan Agreement.

1.28 Loan Policies and Procedures. The term “Loan Policies and Procedures” shall mean the document describing the policies and procedures for each loan issued by Lender.

5

1.29 Note. The term “Note” shall mean the promissory note from Borrower to Lender dated of even date herewith and evidencing the Loan.

1.30 Partial Release. The term “Partial Release” shall mean a release of Lender’s lien on a specific portion of the Property, which shall be granted, executed and delivered by Lender only upon satisfaction of all requirements of Lender, which may include repayment of all Advances of the Loan made by Lender for the portion of the Property and other charges due under such Loan, if any, with respect to such portion of the Property, as determined by Lender, in Lender’s reasonable discretion.

1.31 Permanent Lender. The term “Permanent Lender” shall mean the party issuing a Permanent Loan Commitment which may hereinafter be issued.

1.32 Permanent Loan. The term “Permanent Loan” shall mean a loan, if any, contemplated by the Permanent Loan Commitment.

1.33 Permanent Loan Commitment. The term “Permanent Loan Commitment” shall mean the commitment, if any, issued by Permanent Lender to Borrower to make a Permanent Loan secured by the Property or any commitment hereinafter issued for a Permanent Loan secured by the Property.

1.34 Plans. The term “Plans” shall mean the final working drawings and specifications for the construction of the Improvements.

1.35 Property. The term “Property” shall mean the real property together with the Improvements thereon and all other property constituting the “Mortgaged Property,” as described in the Deed of Trust. Borrower and Lender hereby acknowledge and agree that Advances are specifically limited to construction of Improvements on the Property, and Lender shall make no Advances for the construction of Improvements in locations other than the Property. For purposes of clarity: Pursuant to the Loan Policies and Procedures, Loans are issued on a per-Project basis, and a “Project” may include one or more parcels of real property under the terms thereof. As such, for purposes herein, a “Property” may be a single parcel of real property or multiple parcels of real property, so long as all described real property for which an Advance is to be made is a part of the same “Project” under the Loan Documents.

1.36 Survey. The term “Survey” shall mean (i) a current certified survey of the Property acceptable to Lender or a recorded plat or map of the Property, as required by Lender, which such plat or map shall be approved and accepted by all Governmental Authorities having jurisdiction of the Property or (ii) a formboard survey of the Property acceptable to Lender and furnished to Lender immediately following such time as the foundation is poured, together with a recorded plat or map of the Property, as required by Lender, which such plat or map shall be approved and accepted by all Governmental Authorities having jurisdiction of the Property.

1.37 Title Company. The term “Title Company” shall mean the Title Company engaged by the Lender to assist in the close and funding of the Loan.

1.38 Title Insurance. The term “Title Insurance” shall mean a title insurance commitment, binder, or policy, as Lender may require, in the amount of the Loan, insuring or committing to ensure that the Deed of Trust constitutes a valid lien covering the Property having the priority required by Lender and subject only to those exceptions and encumbrances which Lender may approve, issued by the Title Company.

ARTICLE 2 – ADVANCES OF THE LOAN

2.1 Commitment of Lender. Subject to the conditions hereof, Lender will make Advances to Borrower in accordance with this Loan Agreement.

2.2 Interest on the Loan. Interest on the Loan, at the rate or rates specified in the Note, shall be computed on the unpaid principal balance which exists from time to time and shall be computed with respect to each Advance only from the date of such Advance (as to the portion of each Advance not constituting a portion of Borrower's Deposit).

6

2.3 Advances. An initial Advance may be requested at the closing for the Loan for the purchase of the Property and certain ancillary costs associated therewith (such as marketing expenses, closing fees, interest reserves, taxes, earnest money, etc., as may be documented in an Approved Budget). Advances for the payment of costs of labor, materials, and services supplied for the construction of the Improvements and all other items shown in the Approved Budget (other than funds drawn in the initial Advance) shall be made by Lender after actual commencement of construction of the improvements, for work actually done during the preceding period. From time to time, Borrower shall submit or cause the Contractor to submit an Advance Request to Lender requesting an Advance for the payment of costs and expenses as specified in the Approved Budget. Each Application Request submitted to Lender shall be executed by Borrower and approved by Lender. Upon request, Contractor must provide the Borrower with a signed periodic statement listing the bills or expenses that the Contractor represents will be paid or have been paid and for which the Contractor is requesting payment. However, where the Contractor has obtained a valid lien release or waiver from the subcontractor or supplier to whom the bills or expenses are owed, the Contractor is not required to include these bills and expenses in the statement so long as the statement includes a written representation that the balance of any funds that are not itemized in the statement will be paid to the subcontractor or supplier who provided the lien release or waiver, or will be paid to the Contractor as reimbursement for expenses incurred, profit, or overhead. Borrower shall retain for its records a copy of each Advance Request. In no event shall Lender and its affiliates, subsidiaries and/or partners and its and their officers, directors, shareholders, partners, agents, attorneys and employees and its and their heirs, legal representatives, successors and assigns, have liability to Borrower, the Contractor, or to any other party with respect in any way, directly or indirectly, to any Advance Request or the making of any Advance. Lender may require an inspection of and favorable report on the Improvements by the Inspecting Architects/ Engineers/ Representatives prior to making any Advance, the costs of such inspection and report to be paid for by Borrower. Advances for payment of costs of construction of the Improvements and the other items shown in the Approved Budget (including any change orders requested by Borrower) shall be limited to the amounts for that particular cost by item as shown in the Approved Budget, unless (a) the approval of Lender is obtained (and such approval for this particular Advance shall not constitute a similar approval for future Advances) and (b) if required by Lender, a Borrower's Deposit in an amount requested by Lender is made pursuant to Section 4.9 hereof.

Unless otherwise approved by Lender pursuant to this Section, Advances shall not exceed the aggregate of (a) the costs of labor, materials, and services incorporated into the Improvements in a manner acceptable to Lender and the other items shown in the Approved Budget where the costs for these items have been incurred by Borrower and/or Contractor, plus (b) if approved by Lender, the purchase price of all uninstalled materials to be utilized in the construction of the Improvements, title to which has passed to Borrower, stored on the Property or elsewhere with the written consent of, and in a manner acceptable to, Lender, less (c) retainage, if any, less (d) all prior Advances for payment of costs of labor, materials, and services for the construction of the Improvements and the other items shown in the Approved Budget, and less (e) any other amounts Lender deems necessary to withhold. Each Advance Request shall be submitted by Borrower to Lender a reasonable time prior to the date on which an Advance is desired by Borrower. If required by Lender, the final Advance, including all retainage, will not be made until the Lender has received any or all of the following as requested by Lender: (a) a completion certificate from the Inspecting Architects/Engineers/Representatives, (b) evidence that all Governmental Requirements have been satisfied, including, but not limited to, delivery to Lender of certificates of occupancy permitting the Improvements to be legally occupied, (c) evidence that no mechanic's or materialman's liens or other encumbrances have been filed and remain in effect against the Property, and (d) final lien releases or waivers by Architect, Contractor, all subcontractors, materialmen and all other parties who have supplied labor, materials, or services for the construction of the Improvements, or who otherwise might be entitled to claim a contractual, statutory, or constitutional lien against the Property, and (e) if available under local rules, the Title Insurance shall be endorsed and extended to acknowledge completion of construction of the Improvements without any encroachment and in compliance with all applicable matters of public record and Governmental Requirements, with no additional exception objectionable to Lender. In addition, the final Advance hereunder shall, at Lender's option, be withheld until thirty (30) days after (a) the “completion” (as that term is defined in Section 53.001 of the Texas Property Code) of the Improvements and (b) an affidavit of completion has been filed with the county clerk of the county in which the Property is located in compliance with Section 53.106 of the Texas Property Code.

7

2.4 General Conditions Precedent. The following must be satisfied as conditions precedent to Lender’s obligation to make any Advance at any time:

(a)All representations and warranties set forth in this Agreement, in each Advance Request and in all other Loan Documents shall be true and complete in all material respects on and as of the date of any such Advance (unless made as to a specific date, in which case such representation and warranty will be true and complete in all material respects as of such specific date), with the same effect as if made and repeated on that date.

(b)As of the date of any such Advance,

(1)Borrower is in compliance with all of the covenants, agreements, obligations and undertakings required to be performed by Borrower under this Agreement and under any of the other Loan Documents unless compliance thereof shall have been waived in writing by Lender;

(2)No Event of Default as defined herein or in any other Loan Instrument, and no event or condition which with the notice or the passage of time or both as prescribed herein or in any such other Loan Document, would constitute any such Event of Default remains uncured to Lender’s satisfaction;

(3)There shall have been no material adverse change in the condition of the Property or the Improvements located thereon or in the business or financial condition or management of Borrower or Guarantor, and neither the Property nor the Improvements shall have suffered any significant damage by fire or other casualty, that is damage by fire or other casualty of in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) which is not adequately covered by insurance and no condemnation or adverse zoning or usage change proceedings shall have been commenced or threatened, and no law, regulation, ordinance, moratorium, injunctive proceeding, restriction or similar matter shall have been enacted, adopted or threatened by any Governmental Authority if the result of such law, regulation, ordinance, moratorium, injunctive proceeding, restriction or like matter would have the effect in Lender’s reasonable judgment, of materially and adversely affecting the expected benefits to be gained by Borrower in connection with the Property or by Lender in connection with its assisting Borrower in financing the subject transaction for any reason, whether because of Borrower’s being prohibited or delayed in completing any of the Improvements or otherwise;

(4)All statements contained in Borrower’s Advance Request are true and complete in all material respects, and all other certificates, statements and data furnished to Lender by or on behalf of Borrower or in connection with the transactions contemplated by this Agreement or any of the other Loan Documents are true and complete in all material respects, and there are no facts or events known to Borrower which, if disclosed to Lender, would make such statements, certificates or data untrue in any material respect;

(5)All documentation submitted to Lender by Borrower shall at all times be in form and content reasonably acceptable to Lender; and

(6)Lender’s inspectors have approved and/or confirmed completion of all work on the Property, as needed, of which an Advance Request is being submitted, and such approval is submitted with each Advance Request.

(c)Lender shall have no obligation: (i) to make any Advance if any condition precedent set forth herein has not been fully satisfied or waived, (ii) to make any Advance for a line item which exceeds the sums for such line item on the Approved Budget (subject to the provisions of Section 2.7 hereof), (iii) to make any Advance which would cause the aggregate of all Advances by Lender to exceed the maximum amount of the Loan, or (iv) to make any Advance which would cause the aggregate of all Advances by Lender with respect to the Note to exceed the principal amount set forth on the Note.

8

2.5 Conditions to the First Advance. As a condition precedent to the first Advance hereunder: (1) Borrower must satisfy the conditions required hereby and execute and deliver to, procure for and deposit with, and pay to Lender and, if appropriate, record in the proper records with all filing and recording fees paid, such documents, instruments, certificates and other items as Lender may reasonably require; (2) As a condition precedent to the first Advance for labor, materials, or construction services (whether or not it is the first Advance), if requested by Lender, Borrower and each original contractor, including the Contractor, shall have executed and recorded with the county clerk of the county in which the Property is situated an affidavit of commencement of work, in form and substance approved by Lender, which contains the information required by Section 53.124(c) of the Texas Property Code, provided further that the date of commencement of work specified in such affidavit shall be subsequent to the date of recordation of the Deed of Trust. Such affidavit shall be executed and recorded after the date the work actually commenced, but not later than the 30th day thereafter.

In addition to the requirements and conditions stated elsewhere in this Agreement, the obligation of Lender to fund the Loan, and make the first Advance hereunder is subject to Borrower’s delivery to Lender of the documents, certificates, and other items that are set forth below, if requested by Lender, together with such other documents, instruments, and certificates as Lender, or its legal counsel, may reasonably require from time to time:

(a) As a condition precedent to the first construction Advance with respect to the Property hereunder, the Borrower must satisfy the conditions required hereby, including, without limitation, the conditions set forth in Sections 2.3 and 2.4 of this Agreement.

(b) The Loan Documents duly executed and in recordable form by the Borrower, Guarantor, and other parties thereto, if applicable;

(c) Current survey of the Property to be funded with such Advance prepared in compliance with standards established by Lender and certified to the benefit of Lender and the Title Company, by a duly registered land surveyor or engineer, acceptable to Lender;

(d) The Borrower shall, at its expense, have provided Lender with a Mortgagee Title Policy binder (the “Mortgagee Title Binder”) for the Property, together with a tax deletion endorsement issued by the Title Company, dated the date the Deed of Trust for the Property is filed of record, committing to insure the lien of the Deed of Trust is a first and prior lien upon the Property subject only to such other exceptions as Lender may expressly approve in writing; provided, however, at any time, Lender may require that the Borrower, at Borrower’s expense, provide Lender with a Mortgagee Title Policy (“Mortgagee Title Policy”) for the Property if Lender reasonably determines that such Mortgagee Title Policy is necessary to protect Lender’s interest in the Property;

(e) Evidence that all taxes and assessments levied against or affecting the Property that are due and payable have been paid and are current;

(f) The insurance policies or certificates of such insurance policies as specified herein;

(g) Evidence of the applicable Property’s compliance with the requirements of all applicable “environmental protection” laws, rules, codes and regulations, whether federal, state, or municipal and that the Improvements are in full compliance with all Governmental Requirements relating to the use, occupancy and operation thereof;

(h) Evidence reasonably satisfactory to Lender that all necessary action on the part of Borrower has been taken with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, so that this Agreement and all Loan Documents to be executed and delivered by or on behalf of Borrower will be valid and binding upon Borrower or the person or entity executing and delivering such document in accordance with its terms;

(i) Evidence of approval of the Plans for the Property by any necessary Governmental Authority;

9

(j) All building permits and other permits or licenses required by the Governmental Requirements with respect to the construction of the Property, all of which are to be assigned to Lender as additional security for the Loan, in such manner as shall be reasonably acceptable to Lender;

(k) Copies of the executed agreement with the Architect, Contractor and any engineer in form reasonably acceptable to Lender, as applicable;

(l) Evidence that all applicable zoning ordinances or restrictive covenants affecting the applicable Property permit the use for which the applicable Property is intended and have been or will be complied with; and

(m) Such other documents as Lender or its counsel shall require in its commercially reasonable discretion.

2.6 Conditions to Subsequent Advances. As conditions precedent to each Advance other than the first Advance, in addition to all other requirements herein, Borrower must satisfy any or all of the following requirements as required by Lender and deliver to Lender an Advance Request acceptable to Lender and evidence of satisfaction of any or all of the following requirements as required by Lender:

(a) All conditions precedent to the first Advance shall have been satisfied;

(b) There shall then exist no Event of Default and no event which, with the passage of time or giving of notice, would constitute an Event of Default;

(c) Either (i) a foundation survey, if required by Lender, shall have been furnished to Lender within ten (10) days after laying of the foundation of the Improvements, or alternatively, (ii) a form survey, if required by Lender, shall have been furnished to Lender within five (5) days before laying of the foundation of the Improvements, with either (i) or (ii) as the case may be, showing no encroachment of the Improvements on any boundary line, easement, building setback line, or other restricted area;

(d) The representations and warranties made in this Loan Agreement shall be true and correct on and as of the date of each Advance, with the same effect as if made on that date;

(e) Borrower will procure and deliver to Lender an Advance Request, together with, if and to the extent required by Lender, releases or waivers of mechanic's or materialman's liens and receipted bills showing payment of all parties who have furnished materials or services or performed labor of any kind in connection with the construction of any of the Improvements;

(f) If requested by Lender, copies (certified by the Borrower to be true and correct in all material respects) of a check register detailing all checks issued by Borrower since the immediately preceding Advance from the Loan for the Property, in connection with the Property or construction of the Improvements or any other use of the Loan proceeds, together with any and all other evidence of payments requested by Lender; and

(g) The Title Insurance shall be endorsed and extended, if available under the local rules, to cover each Advance with no additional title exceptions objectionable to Lender.

2.7 Reallocation of Approved Budget. Lender reserves the right to make Advances which are allocated to any of the designated items in the Approved Budget for such other purposes or in such different proportions as Lender may, in its sole discretion, deem necessary or advisable. Borrower may not materially change the Approved Budget without the prior written consent of Lender.

10

2.8 No Waiver. No Advance shall constitute a waiver of any condition precedent to the obligation of Lender to make any further Advance or preclude Lender from thereafter declaring the failure of Borrower to satisfy such condition precedent to be an Event of Default.

2.9 Conditions Precedent and Requirements for the Benefit of Lender. All conditions precedent to the obligation of Lender to make any Advance and any other requirements of this Loan Agreement or of Lender, are imposed hereby solely for the benefit of Lender, and: (i) such conditions precedent or other requirements shall not be construed as creating any rights, claims or causes of action against Lender and its affiliates, subsidiaries and/or partners and its and their officers, directors, shareholders, partners, agents, attorneys and employees and its and their heirs, legal representatives, successors and assigns and (ii) no other party, including but not limited to Borrower and the Contractor, may require satisfaction of any such conditions precedent or other requirements or be entitled to assume that Lender will refuse to make any Advance in the absence of strict compliance with such conditions precedent or other requirements. Any or all conditions precedent or other requirements of this Loan Agreement may be waived by Lender in whole or in part, at any time.

2.10 Subordination. Lender shall not be obligated to make, nor shall Borrower be entitled to, any Advance until such time as Lender shall have received, to the extent requested by Lender, subordination agreements from Architect, Contractor, and all other persons or entities furnishing labor materials, or services for the design or construction of the Improvements, subordinating to the lien of the Deed of Trust any lien, claim, or charge they may have against Borrower or the Property.

ARTICLE 3 – REPRESENTATIONS AND WARRANTIES OF BORROWER

3.1 Financial Statements. The Lender reserves the right to request Financial Statements prior to the approval of any Advance. If so requested, the Financial Statements provided by Borrower are true, correct, and complete as of the dates specified therein and fully and accurately present the financial condition of Borrower and, if required, of Guarantor as of the dates specified. No material adverse change has occurred in the financial condition of Borrower or Guarantor since the dates of the Financial Statements.

3.2 Suits, Actions, Etc. There are no material actions, suits, or proceedings pending or, to the knowledge of Borrower, threatened, in any court or before or by any Governmental Authority against or affecting Borrower, Guarantor, or the Property, or involving the validity, enforceability, or priority of any of the Loan Documents, at law or in equity. The consummation of the transactions contemplated hereby, and the performance of any of the terms and conditions hereof and any of the other Loan Documents, will not result in a breach of, or constitute a default in, any mortgage, deed of trust, lease, promissory note, loan agreement, credit agreement, partnership agreement, or other agreement to which Borrower or Guarantor is a party or by which Borrower or Guarantor may be bound or affected. Neither Borrower nor Guarantor is in default of any order of any court or any requirement of any Governmental Authority.

3.3 Valid and Binding Obligation. All Loan Documents, and all other documents referred to herein to which Borrower or Guarantor is a party, upon execution and delivery, will constitute valid and binding obligations of Borrower and, Guarantor, enforceable in accordance with their terms except as limited by Debtor Relief Laws.

3.4 Title to the Property. Borrower holds full legal and equitable title to the Property, subject only to title exceptions set forth in the Title Insurance.

3.5 Commencement of Construction. Unless and to the extent otherwise approved by Lender in writing in advance, prior to the recordation of the Deed of Trust, no work of any kind (including the destruction or removal of any existing improvements, site work, clearing, grading, grubbing, draining, or fencing of the Property) has commenced or has been performed on the Property, no equipment or material has been delivered to or upon the Property for any purpose whatsoever. Further, no affidavit of commencement showing a commencement date prior to the recordation of the Deed of Trust has been filed in the records of the county in which the Property is located.

3.6 Disclosure. There is no fact that Borrower has not disclosed to Lender in writing that could materially adversely affect the business or financial condition of Borrower or the Property.

11

3.7 Compliance with Environmental Requirements; No Hazardous Materials. To the best of Borrower's knowledge, after reasonable inquiry:

(a) No asbestos or asbestos-containing materials have been installed, used, incorporated into or disposed of on the Property at any time.

(b) No underground tanks or containers of any nature are located on the Property or were located on the Property and subsequently removed or filled.

(c) There are no polychlorinated biphenyls (PCB's) located upon or in the Property.

(d) There are no Hazardous Materials located upon or in the Property and no Hazardous Materials have ever been used on, from or affecting the Property in any manner which violates any Governmental Requirements.

(e) The Property is currently, and at all times in the past has been, in compliance with all Governmental Requirements.

(f) There are no conditions (with regard to the Property, any adjacent property, any other property or otherwise) which exist, or which are likely to exist in the foreseeable future, which would or might cause the Property to fail to be in compliance with all Governmental Requirements.

(g) No permits, licenses or approvals are required under any Governmental Requirements relative to the Property.

All representations and warranties contained in this Section shall survive the full repayment of the Loan and the consummation of the transactions contemplated in this Loan Agreement.

3.8 System Compliance. The storm and sanitary sewer system, water system, all mechanical systems of the Property and other parts of the Improvements do (or when constructed will) comply with all applicable environmental, pollution control and ecological laws, ordinances, rules and regulations, and all Governmental Authorities having jurisdiction of the Property have issued all necessary permits, licenses or other authorizations for the construction, occupancy, operation, and use of the Improvements (specifically including the named systems).

3.9 Submittals. The Loan Documents and all Financial Statements, Plans, budgets, schedules, opinions, certificates, confirmations, Contractor's statements, applications, affidavits, agreements, Construction Contract, Architectural Contract and other materials and information submitted to the Lender in connection with or in furtherance of the Loan Documents by or on behalf of the Borrower, Guarantor or the Contractor, are true and correct and fully and fairly state the matters with which they purport to deal, and neither misstate any material fact, nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

3.10 Utility Availability. Subject only to payment of fees to be paid from the Approved Budget, all utility and municipal services required for the construction, occupancy and operation of the Improvements, including, but not limited to, water supply, storm and sanitary sewer systems, gas, electric and telephone facilities, are available for use and tap-in at the boundaries of the Property and will be available in sufficient amounts for the normal and intended use of the Improvements, and written permission has been or will be obtained from the applicable utility companies or municipalities to connect the Improvements into each of said services.

3.11 Inducement to Lender. The representations and warranties contained in this Loan Agreement and the other Loan Documents are made by Borrower as an inducement to Lender to make the Loan and Borrower understands that Lender is relying on such representations and warranties and that such representations and warranties shall survive any (a) bankruptcy proceedings involving Borrower, Guarantor or the Property, or (b) foreclosure of the Deed of Trust or (c) conveyance of title to the Property in lieu of foreclosure of the Deed of Trust. Acceptance of each Advance constitutes reaffirmation, as of the date of such acceptance, of the representations and warranties of Borrower in the Loan Documents, on which Lender shall rely in making such Advance.

12

ARTICLE 4 – COVENANTS AND AGREEMENTS OF BORROWER

Borrower hereby covenants and agrees as follows:

4.1 Compliance with Governmental Requirements. Borrower shall fully and timely comply with all Governmental Requirements and deliver to Lender evidence thereof. Borrower assumes full responsibility for the compliance of the Plans and the Property with all Governmental Requirements and with sound building and engineering practices, and, notwithstanding any approvals by Lender, Lender shall have no obligation or responsibility whatsoever for the Plans or any other matter incident to the Property or the construction of the Improvements. Immediately upon Borrower's receipt of any notice from a Governmental Authority of noncompliance with any Governmental Requirements, Borrower shall provide Lender with written notice thereof.

4.2 Construction Contract. A Construction Contract shall provide that all liens of the Contractor are subordinate to the Deed of Trust and that the Contractor waives any right to remove removable improvements and shall require all subcontracts and purchase orders to contain a provision subordinating the subcontractors' and materialmen's liens to the Deed of Trust and waiving any right to remove removable improvements.

4.3 Construction of the Improvements. Borrower shall commence construction of the Improvements within thirty (30) days from the date hereof, unless consent of the Lender provides otherwise, and the construction of the Improvements shall be prosecuted with diligence and continuity, in a good and workmanlike manner, and in accordance with sound building and engineering practices, all applicable Governmental requirements, the Plans and the requirements of the Permanent Loan Commitment. Borrower shall not allow the Contractor to permit cessation of work for a period in excess of 30 days without the prior written consent of Lender and shall complete construction of the Improvements pursuant to the terms of this Loan Agreement free and clear of all liens (except those as to which Borrower has furnished a bond or other security acceptable to Lender and otherwise complied with the requirements of Section 4.2).

4.4 Correction of Defects. Borrower shall correct or cause to be corrected (a) any material defect in the Improvements, (b) any material departure in the construction of the Improvements from the Plans, the requirements of the Permanent Loan Commitment or Governmental Requirements, or (c) any encroachment by any part of the Improvements, or any structure located on the Property, on any easement, property line, or restricted area, or any encroachment by any such structure on any building line.

4.5 Storage of Materials. Borrower shall cause all materials supplied for, or intended to be utilized in, the construction of the Improvements, but not affixed to or incorporated into the Improvements or the Property, to be stored on the Property or at such other location as may be approved by Lender in writing, with adequate safeguards, as required by Lender, to prevent loss, theft, damage, or commingling with other materials or projects.

4.6 Inspection of the Property. Borrower shall permit Lender, Permanent Lender, any Governmental Authority, and their agents and representatives, to enter upon the Property and any location where materials intended to be utilized in the construction of the Improvements are stored, for the purpose of inspection of the Property and such materials at all reasonable times.

4.7 Special Account. If requested by Lender, Borrower shall maintain a special account with Lender, into which all Advances (but no other funds), and excluding direct disbursements made by Lender pursuant to Section 4.10 hereof, shall be deposited by Borrower, and against which checks shall be drawn only for the payment of (a) costs of labor, materials, and services supplied for the construction of the Improvements specified in the Approved Budget, and (b) other costs and expenses incident to the Loan, the Property, and the construction of the Improvements specified in the Approved Budget.

13

4.8 Application of Advances. Borrower shall disburse all Advances for payment of costs and expenses specified in the Approved Budget, and for no other purpose.

4.9 Borrower's Deposit. If Lender determines at any time that the unadvanced portion of the Loan will be insufficient for payment in full of (a) costs of labor, materials, and services required for the construction of the Improvements, (b) other costs and expenses specified in the Approved Budget, (c) interest from time to time owing or to become owing on the Loan, and (d) other costs and expenses required to be paid in connection with the construction of the Improvements in accordance with the Plans, any Governmental Requirements or the requirements of the Permanent Loan Commitment, then Borrower shall, on request of Lender, make the Borrower's Deposit with Lender. Lender shall not be required to pay interest on such Borrower's Deposit. Lender may, but shall not be obligated to, advance all or a portion of the Borrower's Deposit prior to advancing any portion of the Loan proceeds. Borrower shall promptly notify Lender in writing if and when the remaining cost of the construction of the Improvements exceeds, or appears likely to exceed, the amount of the unadvanced portion of the Loan and the unadvanced portion of the Borrower's Deposit.

4.10 Direct Disbursement and Application by Lender. Lender shall have the right but not the obligation, to disburse and directly apply the proceeds of any Advance to the satisfaction of any of Borrower's obligations hereunder or under any of the other Loan Documents. Any Advance by Lender for such purpose, except Borrower's Deposit, shall be part of the Loan and shall be secured by the Loan Documents. Borrower hereby authorizes Lender to hold, use, disburse, and apply the Loan and the Borrower's Deposit for payment of costs of construction of the Improvements, expenses incident to the Loan and the Property, and the payment or performance of any obligation of Borrower hereunder or under any of the other Loan Documents. Borrower hereby assigns and pledges the proceeds of the Loan and the Borrower's Deposit to Lender for such purposes. Lender may advance and incur such expenses as Lender deems necessary for the completion of construction of the Improvements and to preserve the Property, the Permanent Loan Commitment and any other security for the Loan, and such expenses, even though in excess of the amount of the Loan, shall be secured by the Loan Documents and payable to Lender. Lender may disburse any portion of any Advance at any time, and from time to time, to persons and/or entities other than Borrower for the purposes specified in this Section 4.10 irrespective of the provisions of Sections 2.3, 2.4, 2.5 and 2.6 hereof, and the amount of Advances to which Borrower shall thereafter be entitled shall be correspondingly reduced.

4.11 Costs and Expenses. Borrower shall pay or have paid when due all costs and expenses required by this Loan Agreement, including, without limitation, (a) all taxes and assessments applicable to the Property, (b) all fees for filing or recording the Loan Documents, (c) all fees and commissions lawfully due to brokers, salesmen, and agents in connection with the Loan, the Permanent Loan or the Property (d) all fees and expenses of counsel to Lender, (e) all title insurance and title examination charges, including premiums for the Title Insurance, (f) all survey costs and expenses, including the cost of the Survey, (9) all premiums for the Insurance Policies, and (h) all other costs and expenses payable to third parties incurred by Lender in connection with the consummation of the transactions contemplated by this Loan Agreement.

4.12 Additional Documents. Borrower shall execute and deliver to Lender, from time to time as requested by Lender, such other documents as shall reasonably be necessary to provide the rights and remedies to Lender granted or provided for by the Loan Documents.

4.13 Inspection of Books and Records. Borrower shall permit Lender and Permanent Lender, at all reasonable times, to examine and copy the books and records of Borrower pertaining to the Loan and the Property, and all contracts, statements, invoices, bills, and claims for labor, materials, and services supplied for the construction of the Improvements.

4.14 No Liability of Lender. Lender shall have no liability, obligation, or responsibility whatsoever with respect to the construction of the improvements except to advance the Loan and the Borrower's Deposit pursuant to this Loan Agreement. Lender shall not be obligated to inspect the Property or the construction of the Improvements, nor be liable or responsible for any defect in the Property or the Improvements by reason of inspecting same, nor be liable for the performance or default of Borrower, Architect, the Inspecting Architects/Engineers/Representatives, Contractor, or any other party, or for any failure to construct, complete, protect, or insure the Improvements, or for the payment of costs of labor, materials, or services supplied for the construction of the improvements, or for the performance of any obligation of Borrower whatsoever. Nothing, including without limitation any Advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Lender.

14

4.15 No Conditional Sale Contracts. Etc. No materials, equipment, or fixtures shall be supplied, purchased, or installed for the construction or operation of the improvements pursuant to security agreements, conditional sale contracts, lease agreements, or other arrangements or understandings whereby a security interest is retained by any party, title is retained by any party other than Borrower, or the right is reserved or accrues to any party to remove or repossess any materials, equipment, or fixtures intended to be utilized in the construction or operation of the Improvements.

4.16 Defense of Actions. Lender may (but shall not be obligated to) commence, appear in, or defend any action or proceeding purporting to affect the Loan, the Property, or the respective rights and obligations of Lender and Borrower pursuant to this Loan Agreement. Lender may (but shall not be obligated to) pay all necessary expenses, including attorneys' fees and expenses incurred in connection with such proceedings or actions, which Borrower agrees to repay to Lender on demand.

4.17 Assignment of Permanent Loan Commitment. If applicable, as additional security for payment of the Loan, Borrower hereby transfers and assigns to Lender, to the extent assignable, the full interest of Borrower in (but not its obligations under) the Permanent Loan Commitment, including all refundable deposits made thereunder, upon the following terms and conditions:

(a) Borrower agrees to take and close the Permanent Loan prior to the expiration of the Permanent Loan Commitment and in accordance with the terms thereof, and should Borrower fail to take and close the Permanent Loan as aforesaid, Lender may do so as attorney-in-fact for Borrower, and the proceeds of the Permanent Loan shall be paid directly to Lender for application upon the balance of the Loan.

(b) The Permanent Loan Commitment shall not be modified without the prior written consent of Lender.

(c) Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Lender may at any time determine to be necessary or advisable to cure any default under the Permanent Loan Commitment or to protect the rights of Borrower or Lender thereunder.

(d) Lender shall incur no liability if any action so taken by it or in its behalf shall prove to be inadequate or invalid, and Borrower agrees to hold Lender free and harmless against and from any loss, cost, liability or expense (including, but not limited to, attorneys' fees and expenses) incurred in connection with any such action.

(e) Borrower hereby irrevocably constitutes and appoints Lender as Borrower's attorney-in-fact, in Borrower's name or in Lender's name, to enforce all rights of Borrower under the Permanent Loan Commitment.

4.18 Assignment of Construction Contract. As additional security for the payment of the Loan, Borrower hereby transfers and assigns to Lender all of Borrower's rights and interest, but not its obligations, in, under, and to the Construction Contract, upon the following terms and conditions:

(a) Borrower represents and warrants that the copy of the Construction Contract it has furnished to Lender is a true and complete copy thereof and that Borrower's interest therein is not subject to any claim, setoff, or encumbrance.

(b) Neither this assignment nor any action by Lender shall constitute an assumption by Lender of any obligation under the Construction Contract, and Borrower shall continue to be liable for all obligations of Borrower thereunder, Borrower hereby agreeing to perform all of its obligations under the Construction Contract. Borrower indemnifies and holds Lender harmless against and from any loss, cost, liability, or expense (including, but not limited to, attorneys' fees and expenses) resulting from any failure of Borrower to so perform.

15

(c) Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Lender may at any time determine to be necessary or advisable to cure any default under the Construction Contract or to protect the rights of Borrower or Lender thereunder. Lender shall incur no liability if any action so taken by it or in its behalf shall prove to be inadequate or invalid, and Borrower agrees to hold Lender free and harmless against and from any loss, cost, liability or expense (including, but not limited to, attorneys' fees and expenses) incurred in connection with any such action.

(d) Borrower hereby irrevocably constitutes and appoints Lender as Borrower's attorney-in-fact, in Borrower's name or in Lender's name, to enforce all rights of Borrower under the Construction Contract.

(e) Prior to an Event of Default, Borrower shall have the right to exercise its rights as owner under the Construction Contract, provided that Borrower shall not cancel or amend the Construction Contract or do or suffer to be done any act which would impair the security constituted by this assignment without the prior written consent of Lender

(f) This assignment shall inure to the benefit of Lender, its successors and assigns, including any purchaser upon foreclosure of the Deed of Trust, any receiver in possession of the Property, and any corporation formed by or on behalf of Lender which assumes Lender's rights and obligations under this Loan Agreement.

4.19 Assignment of Architectural Contract. As additional security for the payment of the Loan, Borrower hereby transfers and assigns to Lender all of Borrower's rights and interest, but not its obligations, in, under, and to the Architectural Contract, upon the following terms and conditions:

(a) Borrower represents and warrants that the copy of the Architectural Contract it has furnished to Lender is a true and complete copy thereof and that Borrower's interest therein is not subject to any claim, setoff, or encumbrance.

(b) Neither this assignment nor any action by Lender shall constitute an assumption by Lender of any obligation under the Architectural Contract, and Borrower shall continue to be liable for all obligations of Borrower thereunder, Borrower hereby agreeing to perform all of its obligations under the Architectural Contract. Borrower indemnifies and holds Lender harmless against and from any loss, cost, liability, or expense (including, but not limited to, attorney's fees and expenses) resulting from any failure of Borrower to so perform.

(c) Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Lender may at any time determine to be necessary or advisable to cure any default under the Architectural Contract or to protect the rights of Borrower or Lender thereunder. Lender shall incur no liability if any action so taken by it or in its behalf shall prove to be inadequate or invalid, and Borrower agrees to hold Lender free and harmless against and from any loss, cost, liability or expense (including, but not limited to, attorneys' fees and expenses) incurred in connection with any such action.

(d) Borrower hereby irrevocably constitutes and appoints Lender as Borrower's attorney-in-fact, in Borrower's name or in Lender's name, to enforce all rights of Borrower under the Architectural Contract.

(e) Prior to an Event of Default, Borrower shall have the right to exercise its rights as owner under the Architectural Contract, provided that Borrower shall not cancel or amend the Architectural Contract or do or suffer to be done any act which would impair the security constituted by this assignment without the prior written consent of Lender.

(f) This assignment shall inure to the benefit of Lender, its successors and assigns, including any purchaser upon foreclosure of the Deed of Trust, any receiver in possession of the Property, and any corporation formed by or on behalf of Lender which assumes Lender's rights and obligations under this Loan Agreement.

16

4.20 Assignment of Plans. As additional security for the payment of the Loan, Borrower hereby transfers and assigns to Lender all of Borrower's right, title, and interest in and to the Plans and hereby represents and warrants to and agrees with Lender as follows:

(a) The Plans delivered to Lender are complete and accurate.

(b) The Plans are complete and adequate for the construction of the Improvements and there have been no modifications thereof. The Plans shall not be modified without the prior written consent of Lender and Permanent Lender.

(c) Lender may direct the Architect to supply it (without cost) a copy of the Plans at any time and may use the Plans for any purpose relating to the Improvements, including but not limited to inspections of construction and the completion of the Improvements.

(d) Lender's acceptance of this assignment shall not constitute approval of the Plans by Lender. Lender has no liability or obligation whatsoever in connection with the Plans and no responsibility for the adequacy thereof or for the construction of the Improvements contemplated by the Plans. Lender has no duty to inspect the Improvements, and, if Lender should inspect the Improvements, Lender shall have no liability or obligation to Borrower arising out of such inspection. No such inspection nor any failure by Lender to make objections after any such inspection shall constitute a representation by Lender that the Improvements are in accordance with the Plans or constitute a waiver of Lender's right thereafter to insist that the Improvements be constructed in accordance with the Plans.

(e) This assignment shall inure to the benefit of Lender, its successors and assigns, including any purchaser upon foreclosure of the Deed of Trust, any receiver in possession of the Property, and any corporation formed by or on behalf of Lender which assumes Lender's rights and obligations under this Loan Agreement.

4.21 Payment of Claims. Borrower shall promptly pay or cause to be paid when due all costs and expenses incurred in connection with the Property and the construction of the Improvements, and Borrower shall keep the Property free and clear of any lien, charge, or claim other than the encumbrances of the Deed of Trust and other liens approved in writing by Lender. Notwithstanding anything to the contrary contained in this Loan Agreement, Borrower (a) may contest the validity or amount of any claim of any other contractor, subcontractor, consultant, architect, or other person or entity providing labor, materials, or services with respect to the Property, (b) may contest any tax or special assessments levied by any Governmental Authority, and (c) may contest the enforcement of or compliance with any Governmental Requirements, and such contest on the part of Borrower shall not be a default hereunder and shall not release Lender from its obligations to make Advances hereunder; provided, however, that during the pendency of any such contest Borrower shall furnish to Lender and Title Company an indemnity bond with a corporate surety satisfactory to Lender and Title Company or other security acceptable to them in an amount equal to the amount being contested plus a reasonable additional sum to cover possible costs, interest, and penalties, and provided further that Borrower shall pay any amount adjudged by a court of competent jurisdiction to be due, with all costs, interest, and penalties thereon, before such judgment becomes a lien on the Property.

4.22 Tax Receipts. Borrower shall furnish Lender with receipts or tax statements marked “Paid” to evidence the payment of all taxes levied on the Property on or before thirty (30) days prior to the date such taxes become delinquent.

4.23 Notice of Litigation, Claims, and Financial Change. Borrower shall inform Lender of (a) any litigation against Borrower or affecting the Property, which if determined adversely, is expected to have a material adverse effect upon the financial condition of Borrower or Guarantor, or might cause an Event of Default and (b) any material adverse change in the financial condition of Borrower or Guarantor.

17

4.24 No Occupancy Contrary to Builder's Risk Policy. The Improvements shall not be occupied until Borrower has obtained and furnished to Lender a “permission to occupy” endorsement to the builder's risk insurance policy, which endorsement is satisfactory to Lender, or Borrower has obtained replacement coverage in the form of an all-risk insurance policy upon the completed Improvements, which policy will not be impaired by the occupancy of the Improvements and is satisfactory to Lender.

4.25 Hold Harmless. Borrower shall defend, at its own cost and expense, and hold Lender harmless from, any proceeding or claim in any way relating to the Property or the Loan Documents. All costs and expenses incurred by Lender in protecting its interests hereunder, including all court costs and attorneys' fees and expenses, shall be borne by Borrower. The provisions of this Section shall survive the payment in full of the Loan and all other indebtedness secured by the Deed of Trust and the release of the Deed of Trust as to events occurring and causes of action arising before such payment and release.

4.26 Hazardous Materials; Indemnification.

(a) Borrower agrees to (i) give notice to Lender immediately upon Borrower's acquiring knowledge of the presence of any Hazardous Materials on the Property or of any Hazardous Materials Contamination with a full description thereof; (ii) promptly, at Borrower's sole cost and expense, comply with any Governmental Requirements requiring the removal, treatment or disposal of such Hazardous Materials or Hazardous Materials Contamination and provide Lender with satisfactory evidence of such compliance; and (iii) provide the Lender, within thirty (30) days after demand by Lender, with a bond, letter of credit or similar financial assurance evidencing, to Lender's satisfaction, that the necessary funds are available to pay the cost of removing, treating and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any assessments which may be established on the Property as a result thereof.

(b) Borrower shall not cause or suffer any liens to be recorded against the Property as a consequence of, or in any way related to, the presence, remediation or disposal of Hazardous Materials in or about the Property, including any state, federal or local so-called “Superfund” lien relating to such matters.

(c) Borrower shall at all times retain any and all liabilities arising from the presence, handling, treatment, storage, transportation, removal or disposal of Hazardous Materials on the Property. Regardless of whether any Event of Default shall have occurred and be continuing or any remedies in respect of the Property are exercised by Lender, Borrower shall defend, indemnify and hold harmless Lender and its affiliates, subsidiaries and/or partners and its and their officers, directors, shareholders, partners, agents, attorneys and employees and its and their heirs, legal representatives, successors and assigns from and against any and all liabilities (including strict liability), suits, actions, claims, demands, penalties, damages (including, without limitation, lost profits, consequential damages, interest, penalties, fines and monetary sanctions), losses, costs or expenses (including, without limitation, attorneys' fees and expenses, and remedial costs) (the foregoing are hereafter collectively referred to as “Liabilities”) which may now or in the future (whether before or after the culmination of the transactions contemplated by this Loan Agreement) be incurred by, imposed upon, alleged to be due from or suffered by Lender or any other parties by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the breach of any covenant or agreement or the inaccuracy of any representation or warranty of Borrower contained or referred to in this Section or Section 3.7 of this Loan Agreement or which may be asserted as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission, or release from the Property of any Hazardous Materials or any Hazardous Materials Contamination or arise out of or result from the environmental condition of the Property or the applicability of any Governmental Requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of Lender or any other parties. Such Liabilities shall include, without limitation: (i) injury or death to any person; (ii) damage to or loss of the use of any property; (iii) the cost of army demolition and rebuilding of the Improvements, repair or remediation and the preparation of any activity required by any Governmental Authority; (iv) any lawsuit brought or threatened, good faith settlement reached, or governmental order relating to the presence, disposal, release or threatened release of any Hazardous Materials on, from or under the Property; and (v) the imposition of any lien on the Property arising from the activity of Borrower or Borrower's predecessors in interest on the Property or from the existence of Hazardous Materials or Hazardous Materials Contamination upon the Property. The covenants and agreements contained in this Section shall survive the full repayment of the Loan and the consummation of the transactions contemplated by this Loan Agreement.

18

4.27 Disclaimer of Permanent Financing. Borrower acknowledges and agrees that Lender has not made any commitments, either express or implied, to extend the term of the Loan past its stated maturity date or to provide Borrower with permanent financing once the Improvements have been completed or upon the final maturity of the Note. Further, Borrower acknowledges and agrees that in the event Lender refers or recommends Borrower to a Permanent Lender, such Permanent Lender shall, in its sole discretion, determine whether to extend permanent financing to Borrower, and Lender does not warrant that the Borrower actually qualifies for any Permanent Loan offered by such Permanent Lender. Borrower will undertake its own due diligence in evaluating any and all prospective Permanent Lenders and expressly agrees that the selection of any such Permanent Lender is the sole decision of the Borrower. Additionally, Borrower hereby acknowledges and agrees that Lender shall have no liability related to (i) the extension or denial of any permanent financing from any Permanent Lender, (ii) for the acts or omissions of any such Permanent Lender in approving or denying any permanent financing or in extending any such permanent financing, or (iii) for the loss, for any reason, of any mortgage rate lock provided by any Permanent Lender.

ARTICLE 5 – RIGHTS AND REMEDIES OF LENDER

5.1 Rights of Lender. Upon the occurrence of an Event of Default, Lender shall have the right, in addition to any other right or remedy of Lender, but not the obligation, in its own name or in the name of Borrower, to enter into possession of the Property, to perform all work necessary to complete the construction of the Improvements substantially in accordance with the Plans, Governmental Requirements and the requirements of the Permanent Loan Commitment; and to employ watchmen and other safeguards to protect the Property. Borrower hereby appoints Lender as the attorney-in-fact of Borrower, with full power of substitution, and in the name of Borrower, if Lender elects to do so, that upon the occurrence of an Event of Default, Lender may (a) use such sums as necessary, including any proceeds of the Loan and the Borrower's Deposit, make such changes or corrections in the Plans, and employ such architects, engineers and contractors as may be required for the purpose of completing the construction of the Improvements substantially in accordance with the Plans, Governmental Requirements and the requirements of the Permanent Loan Commitment, (b) execute all applications and certificates in the name of Borrower which may be required for the completion of construction of the Improvements, (c) endorse the name of Borrower on any checks or drafts representing proceeds of the Insurance Policies, or other checks or instruments payable to Borrower with respect to the Property, (d) do every act with respect to the construction of the Improvements which Borrower may do, and (e) prosecute or defend any action or proceeding incident to the Property. The power of attorney granted hereby is a power coupled with an interest and irrevocable. Lender shall have no obligation to undertake any of the foregoing actions, and, if Lender should do so, it shall have no liability to Borrower for the sufficiency or adequacy of any such actions taken by Lender.

5.2 Acceleration. Upon the occurrence of an Event of Default, Lender may, at its option, declare the Loan immediately due and payable without notice of any kind (unless notice is required by applicable law or otherwise expressly provided for in the Loan Documents).

5.3 Cessation of Advances. Upon the occurrence of an Event of Default, the obligation of Lender to disburse the Loan and the Borrower's Deposit and all other obligations of Lender hereunder shall, at Lender's option, immediately terminate.

5.4 Funds of Lender. Any funds of Lender used for any purpose referred to in this Article 5 shall constitute Advances secured by the Loan Documents and shall bear interest at the rate specified in the Note to be applicable after default thereunder.

5.5 No Waiver or Exhaustion. No waiver by Lender of any of its rights or remedies hereunder, in the other Loan Documents, or otherwise, shall be considered a waiver of any other or subsequent right or remedy of Lender; no delay or omission in the exercise or enforcement by Lender of any rights or remedies shall ever be construed as a waiver of any right or remedy of Lender; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Lender.

19

ARTICLE 6 – PARTIAL RELEASES

6.1 Partial Releases. Provided that an Event of Default has not occurred and remains uncured, Lender will grant partial releases of the lien of the Deed of Trust against a platted lot or other unplatted portion (each a “Parcel”) of the Property in question subject to and conditioned upon the payment by Borrower to Lender of a partial release price as negotiated between the parties in the applicable purchase and sales agreement (such negotiated price being the “Partial Release Price”). Notwithstanding the foregoing, Lender’s obligation to grant partial releases of lien upon payment of the Partial Release Prices with respect to any Parcel is expressly subject to the following conditions being met by Borrower prior to such releases of lien: (a) the designation of which platted lot(s) as shown on the current TLTA Survey is to be conveyed; (b) the designation of which platted lot(s) as shown on the current TLTA Survey are remaining to be conveyed from the Property (the “Remaining Property”) and containing a legal description for the Remaining Property; (c) Borrower has satisfied all applicable legal requirements and obtained all required governmental approvals in connection with the subdivision of the Property and the sale of the Parcel in question (including, without limitation, all platting and zoning requirements); (d) after the sale of the Parcel in question, the Remaining Property have direct access to a publicly dedicated right-of-way and access to all public utilities; and (e) Borrower has paid all costs and expenses incurred by Lender (including, without limitation, reasonable attorney’s fees) in connection with Lender’s review of Borrower’s compliance with this paragraph. As used herein, the term “Net Sales Proceeds” shall mean the amount of money and any other consideration by which the proceeds from the sale of a Parcel exceed the actual out of pocket, customary, and reasonable third party direct sales expenses, including, without limitation, brokerage commissions, attorney’s fees, survey costs, title company expenses, and any other customary charges and fees due on a real estate transaction in Dallas, Texas.

ARTICLE 7 – GENERAL TERMS AND CONDITIONS

7.1. Notices. All notices, demands, requests, approvals and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when presented personally or deposited in a regularly maintained mail receptacle of the United States Postal Service, postage prepaid, registered or certified, return receipt requested, addressed to Borrower or Lender, as the case may be, at the respective addresses set forth on the first page of this Loan Agreement, or such other address as Borrower or Lender may from time to time designate by written notice to the other as herein required.

7.2. Entire Agreement and Modifications. The Loan Documents constitute the entire understanding and agreement between the undersigned with respect to the transactions arising in connection with the Loan and supersede all prior written or oral understandings and agreements between the undersigned in connection therewith. No provision of this Loan Agreement or the other Loan Documents may be modified, waived, or terminated except by instrument in writing executed by the party against whom a modification, waiver, or termination is sought to be enforced.

7.3. Severability. In case any of the provisions of this Loan Agreement shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Loan Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

7.4. Election of Remedies. Lender shall have all of the rights and remedies granted in the Loan Documents and available at law or in equity, and these same rights and remedies shall be cumulative and may be pursued separately, successively, or concurrently against Borrower, Guarantor, or any property covered under the Loan Documents, at the sole discretion of Lender. The exercise or failure to exercise any of the same shall not constitute a waiver or release thereof or of any other right or remedy, and the same shall be nonexclusive.

7.5. Form and Substance. All documents, certificates, insurance policies and other items required under this Loan Agreement to be executed and/or delivered to Lender shall be in form and substance satisfactory to Lender.

20

7.6. Limitation on Interest. The parties hereto expressly stipulate and agree that it is their intent to strictly comply with all applicable usury laws from time to time in effect. All agreements between Borrower and the Lender, whether now existing or hereafter arising, and whether written or oral, are hereby expressly limited so that under no contingency or event whatsoever, whether by reason of acceleration of the maturity of any of the Loan Documents, a voluntary prepayment by Borrower or otherwise, shall the amount paid, or agreed to be paid, to the Lender for the use, forbearance or detention of the money due under any of the Loan Documents, or otherwise, or for the payment or performance of any covenant or obligation contained in any of the Loan Documents, exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever the fulfillment of any provision of any of the Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligations to be fulfilled shall be reduced to the limit of such validity; and if from any circumstance the Lender shall ever charge or receive as interest or otherwise an amount which would exceed the maximum rate of interest permitted by applicable law, the amount, if any which would exceed the maximum rate of interest permitted by applicable law shall be applied to the reduction of amounts, (other than interest) due under the Note, and not to the payment of interest, or if such excessive interest exceeds such amounts (other than interest) due under the Note, the amount of such excessive interest that exceeds such amounts (other than interest) shall be credited or refunded to Borrower. All sums paid or agreed to be paid to the Lender for the use, forbearance, or detention of the indebtedness of Borrower to the Lender or otherwise shall be amortized, prorated, allocated and spread through the full term of such indebtedness until paid in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. This Section shall control all agreements between the Borrower and the Lender. This provision overrides other provisions in any of the Loan Documents.

The terms “maximum amount” or “maximum rate” as used herein include, as to Article 5069-1.04 of the Revised Civil Statutes of the State of Texas (and as may be incorporated by reference in other statutes of the State of Texas), but otherwise without limitation, that rate based upon the “indicated rate ceiling”; provided, however, that this designation shall not preclude the rate of interest contracted for, charged or received with respect to the indebtedness from being governed by, or construed in accordance with, any other state or federal law, including but not limited to Public Law 96-221.

7.7. Borrower in Control. In no event shall Lender's rights and interests under the Loan Documents be construed to give Lender the right to or be deemed to indicate that Lender is in control of the business, management or properties of Borrower or has power over the daily management functions and operating decisions made by Borrower; provided that Borrower has granted Lender certain management rights.

7.8. Number and Gender. Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The duties, covenants, agreements, obligations, representations and warranties of Borrower in this Loan Agreement shall be joint and several obligations of Borrower and of each Borrower if more than one.

7.9. Applicable Law. This Loan Agreement and the Loan Documents shall be governed by and construed in accordance with the laws of the State of Texas and the laws of the United States applicable to transactions within the State of Texas.

7.10. Statutory Notice. THIS CONSTRUCTION LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

7.11. Attorney’s Fees. In the event of any suit, action, or other proceeding at law or in equity, (collectively, “action”), by either party hereto against the other, by reason of any matter arising out of or related to the Loan Documents, the prevailing party shall recover its attorney’s fees and costs reasonably incurred for the maintenance or defense of said action.

[Remainder of page intentionally left blank.]

21

EXECUTED AND DELIVERED on the date first recited above.

LENDER:	MCI Income Fund VII, LLC,
a Delaware limited liability company

	By:	Megatel Capital Investment, LLC
a Delaware limited liability company
	Its:	Manager

By: /s/ Arash Afazalipour
Name: Arash Afazalipour
Title: Co-President

BORROWER:	MEGATEL VENETIAN, LLC,
a Texas limited liability company

	By:	/s/ Arash Afazalipour
	Name:	Arash Afazalipour

22